UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2014

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HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On April 25, 2014, Hancock Fabrics, Inc. (the “Company”) issued a press release announcing its 2013 fiscal year and fourth quarter results for the period ended January 25, 2014 (the “Earnings Release”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and shall not be deemed to be “filed ” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

In the Earnings Release, the Company also announced that its Board of Directors approved submitting a proposal to a vote by the Company stockholders at its 2014 annual meeting to effect a thousand for one reverse stock split of its ordinary shares, with fractional share amounts being cashed out based on a per share amount of $1.20 per pre-reverse stock split share in lieu of issuing fractional shares. If approved, the transaction is expected to reduce the number of the Company's stockholders and permit the Company to terminate its public reporting obligations under the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description

99.1	Press release issued by Hancock Fabrics, Inc. dated April 25, 2014, announcing the Company’s financial results for its 2013 fiscal year and fourth quarter ended January 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: April 25, 2014	By: /s/ James B. Brown
Name: James B. Brown
Title: Executive Vice President and Chief Financial Officer